UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 27, 2010

TFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

United States	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio		44105
(Address of principle executive offices)		(Zip Code)

Registrant’s telephone number, including area code (216) 441-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This current report may contain forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements may include: statements of our goals, intentions and expectations; statements regarding our business plans and prospects and growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events: general economic conditions, either nationally or in our market areas, including unemployment prospects and conditions, that are worse than expected; decreased demand for our products and services and lower revenue and earnings because of a recession; adverse changes and volatility in credit markets; changes in laws or governmental regulations affecting financial institutions, including changes in regulatory costs and capital requirements; the timing and the amount of revenue that we may recognize; changes in expense trends (including, but not limited to trends affecting non-performing assets, chargeoffs and provisions for loan losses); the affect of recently enacted legislation to restructure the U.S. Financial and regulatory system; adverse changes and volatility in real estate markets; and the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and its impact on the credit quality of our loans and other assets.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Item 8.01	Other Events

On December 27, 2010, the Board of Directors of Third Federal Savings and Loan Association of Cleveland, (the “Association”), the wholly-owned subsidiary of TFS Financial Corporation (the “Company”), received notice that the Office of Thrift Supervision (the “OTS”) reviewed and does not object to the Home Equity Lending Reduction Plan (the “Plan”) submitted to the OTS as required under the terms of an August 13, 2010 memorandum of understanding (the “MOU”), between the Association and the OTS.

The Plan was designed to address the requirement for the Association to reduce its concentration in home equity credit, and consists of three key elements:

1.	A reduction of $1 billion in home equity loan commitments, including a $300 million reduction in outstanding balances, by December, 2011.

2.	Implementation of expanded line management, account management and collection processes regarding home equity lending.

3.	Down streaming of $150 million in capital from the Company to the Association.

The Association effectively began implementing the plan with the suspension of all new home equity loan and line originations, increases and extensions beginning in June 2010. The other elements of the plan were formalized for the OTS in September 2010 and are in various stages of completion. The non-objection is one step in addressing the various issues, primarily related to home equity lending, raised by the OTS in the MOU. As part of the MOU, the OTS will monitor ongoing adherence to the Plan and to an updated overall business plan. The requirements of the MOU will remain in effect until the OTS decides to terminate, suspend or modify it.

The Company is still required to provide the OTS 45 days prior written notice of the Company’s intent to declare and pay cash dividends to its stockholders or repurchase any of its outstanding common stock. The OTS may object to a proposed dividend or stock repurchase within the 45 days notice period. The Company does not intend to declare or pay a cash dividend, or to repurchase any of its outstanding common stock until the OTS’ concerns are resolved. Any future payment of dividends or stock repurchases will be decided by the Company’s board of directors, subject to proper OTS notice, if required at that time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION
(Registrant)

Date: December 29, 2010	By:	/s/ David S. Huffman
David S. Huffman
Chief Financial Officer